Exhibit 99.1

Zoned Properties Expands Real Estate Services with PropTech Data Projects

Property Technology Data Projects to focus on development of a GIS Zoning & Mapping Project and a Brick & Mortar Retail Consumer Project to Enhance Real Estate Value & Mitigate Risk

SCOTTSDALE, Ariz., May 07, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including regulated cannabis, today announced its planned investment in and partnership with two new PropTech Data Project teams focused on providing solutions for real estate projects in regulated industries.

The core of our mission at Zoned Properties is to provide real estate services for emerging and regulated industries that can address the material pain points of complex real estate development projects. The PropTech data projects we have implemented will focus on solutions to those pain points from the very beginning of a project through its ongoing operational growth. Zoned Properties has pinpointed critical needs in regulated real estate markets starting from the identification of project sites to how the consumer and the community interacts with the built retail environment (i.e. brick and mortar). “These critical needs have proven to be some of the greatest challenges for project teams in emerging and regulated industries, and we look forward to providing some exciting solutions specific to the cannabis industry,” said Bryan McLaren, Chief Executive Officer.

Zoned Properties GIS Zoning & Mapping Project

●	Geographic Information Systems (GIS) are typically created as a framework for gathering and analyzing base sets of data. Related to geography and mapping, GIS platforms have the ability to integrate various types of data that can provide a user with functional layers of information and spatial location using maps and 3D scenes. Locating properly zoned properties can be incredibly challenging in regulated industries as complex as cannabis and can be one of the most difficult early challenges faced by project teams. With our strategic partner and investment into the project, our goal is to utilize advanced property technology to provide solutions for property identification in regulated industries such as regulated cannabis.

Zoned Properties Brick & Mortar Retail Consumer Project

●	Brick & Mortar retail has been experiencing a significant paradigm shift over the past few decades as consumer behaviors have been adapting along with the modern transformation of the retail experience. Emerging and highly regulated industries tend to create legislative policies that may require consumers to go back to brick & mortar, compared to less regulated industries where online tech giants have been dominating the consumer experience. With our strategic partner and investment into the project, our goal is to provide emerging and regulated industry operators with the tools to enhance the value of their brick & mortar real estate, through consumer-centric and brand-centric property technology solutions.

Individuals entering the regulated cannabis industry are increasing exponentially, either as consumers, goods and service providers, or local regulatory professionals. This growth has created a demand to identify, develop, and deliver specific needs for complex real estate projects from start to finish. To assist with these niche demands, Zoned Properties is looking to harness data and provide operations with information that can be organized, packaged, and better positioned to provide streamlined solutions to those individuals.

“For years, we have been navigating these projects organically because it was the only way to get the job done; searching, mapping, and putting the pieces together by hand. Our new focus on PropTech projects collaboration with our new partners are aiming to provide results at a large scale,” commented McLaren. “We look forward to providing further updates as these projects progress and prepare for launch into the marketplace.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 14269 N. 87th Street, Suite 205, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2020, and we do not foresee in 2021, any material changes to our operations from COVID-19. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com